Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Tom Glover +1 (914) 323-5891	Phil DeSousa +1 (914) 323-5930
	tom.glover@xyleminc.com	phil.desousa@xyleminc.com

Xylem Inc. reports improved first quarter earnings; maintains full-year outlook

•	First quarter 2014 adjusted net income was $63 million or $0.34 per share, up 7 cents or 26 percent over first quarter 2013; GAAP net income was $49 million or $0.27 per share, up 5 cents or 23 percent

•	First quarter 2014 revenue was $906 million, up 3 percent organically from first quarter 2013; first quarter organic orders up 3 percent

•	First quarter 2014 adjusted operating margin up 150 basis points; up 90 basis points as reported

•	Xylem maintains full-year outlook; adjusted EPS of $1.85 to $2.00 on revenue of approximately $4 billion

RYE BROOK, N.Y., April 29, 2014 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today announced first quarter 2014 net income of $49 million, or $0.27 per share. Excluding the impact of restructuring and realignment costs, and special tax items, adjusted net income was $63 million or $0.34 per share, up 7 cents or 26 percent from the comparable period in 2013. First quarter revenue was $906 million, up 3 percent organically, reflecting strength across both of the company’s business segments. First quarter adjusted operating margins improved 150 basis points, driven by increased volume and solid execution against operating efficiencies and ongoing initiatives to reduce costs.

“We are off to a good start in 2014. We had solid order activity during the quarter and strong sales execution, putting us on track to deliver our full-year commitments while maintaining our investments in those areas of the business with the most growth potential,” said Patrick Decker, president and chief executive officer of Xylem.

Decker said the company is moving ahead with initiatives to streamline operations, and is introducing new products to support growth for the full year.

“As I’ve travelled to many of our key sites in my first six weeks at Xylem, I’ve been impressed with our local teams’ knowledge, our passion for customer service, and the opportunities we have to bring further innovative solutions to our customers,” Decker said. “We’re winning business and growing our backlog. Clearly we have opportunity for continued operational improvements and efficiencies, and we will further embed a continuous improvement mindset across the company. We have a solid foundation from which to expand the business, and I’m confident that we will successfully execute our growth strategy.”

Full-year 2014 Outlook

Xylem also today reaffirmed full-year guidance, forecasting full-year 2014 revenue growth of 2 to 4 percent to approximately $4 billion. Full-year 2014 adjusted net income is expected to be in the range of $345 to $370 million, for adjusted earnings per share of $1.85 to $2.00, reflecting 11 to 20 percent growth over 2013. The company anticipates that restructuring and realignment costs will range from $40 to $50 million for the year.

First Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	First quarter 2014 revenue was $568 million, up 3 percent compared with the first quarter 2013. Strong growth in emerging markets and more modest growth in Europe more than offset weather-related revenue declines in the U.S. dewatering rental business.

•	First quarter adjusted segment operating income, which excludes $12 million of restructuring and realignment costs, was $58 million, up 12 percent over the same period in 2013. Adjusted operating margin for the quarter increased 80 basis points, reflecting higher volume and significant benefits from cost reduction actions, partially offset by unfavorable mix and negative impact of foreign exchange.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•	First quarter 2014 revenue was $355 million, up 3 percent compared with the first quarter 2013, with continued strength in U.S. residential building services and irrigation applications, and growth in industrial and residential in the emerging markets.

•	First quarter adjusted segment operating income, which excludes $6 million of restructuring and realignment costs, was $47 million, 12 percent higher than the comparable period last year. Adjusted operating margin grew 100 basis points primarily driven by modest volume growth, price and the positive impact of cost reduction actions.

Supplemental information on Xylem’s first quarter earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, N.Y., with 2013 revenues of $3.8 billion and more than 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability World Index for the last two years for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results – are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A of our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

For the three months ended March 31,	2014	2013
Revenue	$906	$879
Cost of revenue	564	545

Gross profit	342	334
Selling, general and administrative expenses	224	237
Research and development expenses	27	26
Restructuring charges	15	5

Operating income	76	66
Interest expense	14	13
Other non-operating (expense), net	(1)	(2)

Income before taxes	61	51
Income tax expense	12	10

Net income	$49	$41

Earnings per share:
Basic	$0.27	$0.22
Diluted	$0.27	$0.22
Weighted average number of shares:
Basic	184.5	185.8
Diluted	185.8	186.4
Dividends declared per share	$0.1280	$0.1164

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$466	$533
Receivables, less allowances for discounts and doubtful accounts of $25 and $31 in 2014 and 2013, respectively	803	817
Inventories, net	516	475
Prepaid and other current assets	166	143
Deferred income tax assets	40	41

Total current assets	1,991	2,009
Property, plant and equipment, net	476	488
Goodwill	1,719	1,718
Other intangible assets, net	480	488
Other non-current assets	221	193

Total assets	$4,887	$4,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$325	$332
Accrued and other current liabilities	488	479
Short-term borrowings and current maturities of long-term debt	44	42

Total current liabilities	857	853
Long-term debt	1,199	1,199
Accrued postretirement benefits	348	348
Deferred income tax liabilities	198	191
Other non-current accrued liabilities	56	64

Total liabilities	2,658	2,655

Commitments and contingencies
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 188.2 shares and 187.6 shares in 2014 and 2013, respectively	2	2
Capital in excess of par value	1,768	1,753
Retained earnings	430	405
Treasury stock – at cost 4.4 shares and 3.0 shares in 2014 and 2013, respectively	(137)	(86)
Accumulated other comprehensive income	166	167

Total stockholders’ equity	2,229	2,241

Total liabilities and stockholders’ equity	$4,887	$4,896

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the three months ended March 31,	2014	2013
Operating Activities
Net income	$49	$41
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23	25
Amortization	13	12
Share-based compensation	4	6
Restructuring charges	15	5
Other, net	4	—
Payments for restructuring	(9)	(4)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(5)	1
Changes in inventories	(42)	(29)
Changes in accounts payable	(2)	(8)
Other, net	(28)	(29)

Net Cash – Operating activities	22	20

Investing Activities
Capital expenditures	(25)	(30)
Acquisitions of businesses and assets, net of cash acquired	—	(78)
Proceeds from the sale of property, plant and equipment	1	3

Net Cash – Investing activities	(24)	(105)

Financing Activities
Issuance of short-term debt	2	—
Repurchase of common stock	(51)	(15)
Proceeds from exercise of employee stock options	11	—
Dividends paid	(24)	(22)
Excess tax benefit from share based compensation	1	—
Other, net	(1)	1

Net Cash – Financing activities	(62)	(36)

Effect of exchange rate changes on cash	(3)	(8)

Net change in cash and cash equivalents	(67)	(129)
Cash and cash equivalents at beginning of year	533	504

Cash and cash equivalents at end of period	$466	$375

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11	$11
Income taxes (net of refunds received)	$18	$27

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude non-recurring restructuring and realignment costs.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude non-recurring restructuring and realignment costs and tax-related special items.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as non-recurring costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, relocation, travel and other costs.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported – GAAP)				(As Adjusted – Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (F – C) / A
	Orders	Orders	Change 2014 v. 2013	% Change 2014 v. 2013	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2014 v. 2013	% Change Adj. 2014 v. 2013
	2014	2013
Quarter Ended March 31

Xylem Inc.	993	962	31	3%	(7)	3	—	27	3%	4%

Water infrastructure	619	601	18	3%	(7)	6	2	19	3%	4%
Applied Water	394	378	16	4%	—	(4)	(3)	9	2%	2%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported – GAAP)				(As Adjusted – Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (F –C) / A
	Revenue	Revenue	Change 2014 v. 2013	% Change 2014 v. 2013	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2014 v. 2013	% Change Adj. 2014 v. 2013
	2014	2013
Quarter Ended March 31

Xylem Inc.	906	879	27	3%	(5)	4	—	26	3%	4%

Water infrastructure	568	551	17	3%	(5)	7	1	20	4%	5%
Applied Water	355	345	10	3%	—	(3)	(1)	6	2%	2%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1
	2014	2013
Total Revenue
•Total Xylem	906	879
•Water Infrastructure	568	551
•Applied Water	355	345
Operating Income
•Total Xylem	76	66
•Water Infrastructure	46	42
•Applied Water	41	40

Operating Margin
•Total Xylem	8.4%	7.5%
•Water Infrastructure	8.1%	7.6%
•Applied Water	11.5%	11.6%

Restructuring & Realignment Costs
•Total Xylem	18	12
•Water Infrastructure	12	10
•Applied Water	6	2

Adjusted Operating Income*
•Total Xylem	94	78
•Water Infrastructure	58	52
•Applied Water	47	42

Adjusted Operating Margin*
•Total Xylem	10.4%	8.9%
•Water Infrastructure	10.2%	9.4%
•Applied Water	13.2%	12.2%

*	Adjusted Operating Income excludes restructuring & realignment costs.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q1 2013				Q1 2014
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	879			879	906			906
Operating Income	66	12	a	78	76	18	a	94
Operating Margin	7.5%			8.9%	8.4%			10.4%
Interest Expense	(13)			(13)	(14)			(14)
Other Non-Operating Income (Expense)	(2)			(2)	(1)			(1)

Income before Taxes	51	12		63	61	18		79

Provision for Income Taxes	(10)	(3	)b	(13)	(12)	(4	)b	(16)

Net Income	41	9		50	49	14		63

Diluted Shares	186.4			186.4	185.8			185.8

Diluted EPS	$0.22	$0.05		$0.27	$0.27	$0.07		$0.34

a	Restructuring & realignment costs
b	Net tax impact of restructuring & realignment costs and special tax items

Xylem Inc. Non-GAAP Reconciliation

Net Cash – Operating Activities vs. Free Cash Flow

($ Millions)

	Three Months Ended
	2014	2013

Net Cash – Operating Activities	$22	$20

Capital Expenditures	(25)	(30)

Free Cash Flow	$(3)	$(10)

Net Income	$49	$41

Free Cash Flow Conversion	-6%	-24%